EXHIBIT 99.1

724 SOLUTIONS INC.

AUDIT COMMITTEE CHARTER

I.       PURPOSE

          The Audit Committee (the “Committee”) of 724 Solutions Inc. (the “Corporation”) is a committee of the Board of Directors which has responsibility under the Corporation’s governing legislation to review the financial statements, accounting policies and reporting procedures of the Corporation.

          The primary function of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, and legal compliance that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels.

          The Committee’s primary duties and responsibilities are to:

• Serve as an independent and objective party to monitor the Corporation’s financial reporting process and the system of internal controls.

• Monitor the independence and performance of the Corporation’s external auditors and internal auditing.

• Provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors.

          The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.     COMPOSITION

•    The Committee shall be comprised of three or more directors, each of whom shall be independent non-management directors,  as determined by the Board of Directors.  The composition of the Committee shall adhere to all applicable laws and all requirements of the stock exchanges on which shares of the Corporation are listed.  In particular, the composition of the Committee shall be in accordance with (i) Section 10A(m)(3) of the U.S. Exchange of 1934, as amended, (ii) the Nasdaq listing standards regarding the composition of the Committee (including Nasdaq’s concept of “independence”) and the required qualifications and experience of the members of the Committee, and (iii) Multilateral Instrument 52-110 of the Canadian securities regulators, subject to any exemptions or other relief that may be granted from time to time.

•    All members of the Committee shall have a working familiarity with basic finance and accounting practices, shall be financially literate (as defined in Multilateral Instrument 52-110) and at least one member of the Committee shall be a “financial expert” in accordance with applicable laws and all requirements of the stock exchanges on which shares of the Corporation are listed.

• Members of the Committee shall be elected by the Board at such times as shall be determined by the Boardand shall serve until their successors shall be duly elected.

• Any member of the Committee may be removed or replaced at any time by the Board of Directors and shall cease to be a member of the Committee as soon as such member ceases to be a director.

• The members of the Committee shall be entitled to receive such remuneration for acting as members of the Committee as the Board of Directors may from time to time determine.

III.    MEETINGS

•    The Committee may appoint one of its members to act as Chairman of the Committee.  The Chairman will appoint a secretary who will keep minutes of all meetings (the “Secretary”).  The Secretary does not have to be a member of the Committee or a director and can be changed by simple notice from the Chairman.

•    No business may be transacted by the Committee except at a meeting at which a quorum of the Committee is present or by a resolution in writing signed by all members of the Committee.  A majority of the members of the Committee shall constitute a quorum, provided that if the number of members of the Committee is an even number, one half of the number of members plus one shall constitute a quorum.

•    The Committee will meet as many times as is necessary to carry out its responsibilities but in no event will the Committee meet less than four times a year.  The Committee shall meet periodically, but at least once annually with the independent auditors, with management not present. In addition, the Committee shall meet with the independent auditors and management at least quarterly to review the Corporation’s financial statements and the related press releases.

•    The time at which, and the place where, the meetings of the Committee shall be held, the calling of meetings and the procedure in all respects of such meetings shall be determined by the Committee, unless otherwise provided for in the by-laws of the Corporation or otherwise determined by resolution of the Board of Directors.

•    The Committee may invite to, or require the attendance at, any meeting of the Committee such officers and employees of the Corporation, legal counsel or other persons as it deems necessary in order to perform its duties and responsibilities.  The internal and external auditors should also be requested or required to attend meetings of the Committee and make presentations to the Committee as appropriate.

•    Subject to the provisions of the Corporation’s governing legislation and applicable laws, regulations and stock exchange rules, if required for expediency or to prevent loss to the Corporation, the Chairman of the Committee may exercise the powers of the Committee in between meetings of the Committee.  In such event, the Chairman shall immediately report to the members of the Committee and the actions or decisions taken in the name of the Committee shall be recorded in the proceedings of the Committee.

IV.     RESPONSIBILITIES AND DUTIES

           To fulfill its responsibilities and duties the Committee shall:

Documents/ Reports Review

•    Review and recommend to the Corporation’s Governance, Nomination, Human Resources and Compensation Committee any revisions or updates to this Charter for it to then put them forward for approval by the Board. This should be done periodically, but at least annually, as conditions dictate.

•    Prior to public disclosure, review the interim quarterly financial statements and the annual audited financial statements (including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), and the related press releases of the Corporation with the Corporation’s management and independent auditors and report thereon to the Board of Directors. As part of this review, the Committee shall review with management the risk factors and any cautionary language set out in the related filings and recommend any required or desired amendments thereto.

•    Ensure that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information extracted or derived from the financial statements and periodically review the adequacy of those procedures.

•    Establish policies, procedures and guidelines, as appropriate, with respect to providing financial information and earnings guidance to analysts. Generally, the Committee will discuss with management any financial information and earnings guidance provided to analysts. These discussions, however, need not occur in advance of each provision of guidance.

•    Satisfy itself, on behalf of the Board of Directors, that the Corporation’s quarterly and annual audited financial statements are fairly presented both in accordance with generally accepted accounting principles and otherwise, and recommend to the Board of Directors whether the quarterly and annual financial statements should be approved.

•    Satisfy itself, on behalf of the Board of Directors, that the information contained in the Corporation’s quarterly financial statements, Annual Report to Shareholders and other financial publications, such as Management’s Discussion and Analysis of Financial Condition and Results of Operations, the Annual Information Form and similar documentation required pursuant to applicable laws, rules and regulations does not contain any untrue statement of any material fact or omit to state a material fact that is required or necessary to make a statement not misleading, in light of the circumstances under which it was made.

•    Review any financial reports or other financial information of the Corporation submitted to any governmental body or the public, including any certification, report, opinion, or review rendered by the independent auditors.

•    Have the right, for the purpose of performing their duties: (i) to inspect all the books and records of the Corporation and its subsidiaries; (ii) to discuss such accounts and records and any matters relating to the financial position of the Corporation with the officers and auditors of the Corporation and its subsidiaries; (iii) to commission reports or supplemental information relating thereto; and any member of the Committee may require the auditors to attend any or every meeting of the Committee; and (iv) to engage such independent counsel and other advisors as are necessary in the Committee’s determination.

•    Permit the Board of Directors to refer to the Committee such matters and questions relating to the financial position of the Corporation and its affiliates or the reporting related thereto as the Board of Directors may from time to time see fit.

Independent Auditors

The independent auditors are ultimately accountable to the Committee and report directly to the Committee.  Accordingly, the Committee will evaluate and be responsible for the Corporation’s relationship with the independent auditors.  Specifically, the Committee will:

•    Be directly and solely responsible for recommending to shareholders the appointment of the Corporation’s independent auditors, and the retention, termination, compensation, evaluation and oversight of the work of the Corporation’s independent auditors, with such auditors being ultimately accountable to the Board and the Committee.

•    Act as the Corporation’s independent auditors’ channel of direct communication to the Corporation and directly oversee the work of the independent auditors including the resolution of disagreements between management and the independent auditors regarding financial reporting. In this regard, the Committee shall, among other things, receive and review all reports and recommendations from the Corporation’s independent auditors, including the independent auditor’s timely reports of:

1.	all critical accounting policies and practices to be used;

2.

all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Corporation’s management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Corporation’s independent auditor; and

3.	other material written communications between the independent auditor and the Corporation’s management, such as any management letter or schedule of unadjusted differences.

•    Satisfy itself, on behalf of the Board of Directors, that the Corporation’s auditors are “independent” of management, within the meaning given to such term in the rules and pronouncements of the applicable regulatory authorities and professional governing bodies.  In furtherance of the foregoing, the Committee shall request that the independent auditors, at least annually, provide a formal written statement delineating all relationships between the independent auditors and the Corporation consistent with Independence Standards Board (ISB) Standard No. 1., and request information from the independent auditors and management to determine the presence or absence of a conflict of interest.  The Committee shall actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors.  The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the auditors.

• Ensure that rotation of the independent auditors’ audit partners satisfies regulatory requirements, and set policies about hiring current or former employees or partners of the independent auditors.

•    Be responsible for pre-approving, at least annually, all audit and non-audit services provided by the Corporation’s independent auditors; provided, however, that the Committee shall have the authority to delegate such responsibility to one or more of its members to the extent permitted under applicable law and stock exchange rules.

• Ensure that the Corporation’s independent auditors do not perform any non-audit services that are prohibited by law or regulation.

•    Annually review and evaluate the performance of the Corporation’s auditors, including a review and evaluation of the lead partner, taking into account the opinions of management, and make recommendations to the Board of Directors as to whether or not to continue to engage those auditors.

• Determine and review the remuneration of the Corporation’s auditors and any independent advisors (including independent counsel) to the Committee.

•    Satisfy itself, on behalf of the Board of Directors, that the audit function has been effectively carried out and that any matter which the independent auditors wish to bring to the attention of the Board of Directors (including any audit problems or difficulties encountered in the course of the audit work, and management’s responses) has been addressed and that there are no “unresolved differences” with the auditors.

Financial Reporting Processes and Risk Management

•    Review the audit plan of the external auditors for the current year and review advice from the external auditors relating to management and internal controls and the Corporation’s responses to the suggestions made therein.

•    Monitor the Corporation’s internal accounting controls, informational gathering systems and management reporting on internal control. In this regard, the Committee will receive regular reports from management on the Corporation’s compliance with Section 404 of the Sarbanes Oxley Act and any similar requirements under Canadian securities laws.

• Review with management and the auditors the relevance and appropriateness of the Corporation’s accounting policies and review and approve all significant changes to such policies.

•    Satisfy itself, on behalf of the Board of Directors, that the Corporation has implemented appropriate systems of internal control over financial reporting and the safeguarding of the Corporation’s assets and other “risk management” functions (including the identification of significant risks and the establishment of appropriate procedures to manage those risks and the monitoring of corporate performance in light of applicable risks) affecting the Corporation’s assets, management, financial and business operations and the health and safety of its employeesand that these are operating effectively.

• Review and approve the Corporation’s investment and treasury policies and monitor compliance with such policies.

•    Establish procedures for the receipt and treatment of (i) complaints received by the Corporation regarding accounting, controls, financial reporting or auditing matters and (ii) confidential, anonymous submissions by the Corporation’s employees of concerns regarding questionable accounting or auditing, or with respect to internal or disclosure controls or financial reporting.

Legal and Regulatory Compliance

• Satisfy itself, on behalf of the Board of Directors, that all material statutory deductions have been withheld by the Corporation and remitted to the appropriate authorities.

• Review, with the Corporation’s General Counsel, and if appropriate, principal external counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

• Satisfy itself, on behalf of the Board of Directors, that all regulatory compliance issues have been identified and addressed and identifying those that require further work.

Code of Business Conduct and Ethics

• Periodically review and assess the Corporation’s Code of Business Conduct and Ethics (the “Code”) and the Corporation’s Whistleblower Policy;

• Approve any waivers of the Code sought by directors or executive officers; and

• Confirm that any waivers of the Code for directors or executive officers are promptly disclosed if required by applicable law or stock exchange requirements

Budgets

• Assist the Board of Directors in the review and approval of operational, capital and other budgets proposed by management.

General

•    Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law and stock exchange rules, as the Committee or the Board of Directors deems necessary or appropriate.